Exhibit 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER  PURSUANT TO 18 U.S.C. SECTION 1350, AS

ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Can-Fite BioPharma Ltd. (the “Company”) hereby certifies to such officer’s knowledge that:

(i) the accompanying Annual Report on Form 20-F of the Company for the year ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 28, 2024

/s/ Motti Farbstein
Motti Farbstein
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.